FOR IMMEDIATE RELEASE

Contact:
Robert J. Brittain, President and CEO
Tel:(518) 842-7200
Fax:(518) 842-7500
Harold A. Baylor, Jr.,  Vice Pres., CFO, and Treas.
Tel:(518) 842-7200
Fax:(518) 842-1688


Ambanc Holding Co., Inc. Announces Earnings for the Quarter and the Nine-months
                            Ended September 30, 1997


Amsterdam, N.Y., October 24, 1997 - Ambanc Holding Co., Inc. (NASDAQ - AHCI) today announced that net income increased 28.7% in this year's third quarter, to $736,000, or $0.19 a share, from $572,000, or $0.12 a share, in the third quarter of 1996. Robert J. Brittain, President and C.E.O., attributed the improvement in third quarter 1997 earnings primarily to a decrease in the provision for loan losses and to an increase in net gains on the sales of securities.

For the nine-months ended September 30, 1997, net income was $2.0 million, or $0.49 a share, compared to $768,000, or $0.16 a share, in 1996. Mr. Brittain stated that the improvement in net income for the nine-months ended September 30, 1997, resulted primarily from a decrease of $1.7 million in the provision for loan losses. In 1996, the Company incurred a charge to provision for loan losses of $1.5 million related to a lending relationship with a lease finance company that filed for Chapter 11 bankruptcy protection on March 29, 1996. Also contributing to the earnings improvement were increases in gains on security sales, net interest income, and non-interest income. Partially offsetting these positive factors was an increase in non-interest expenses, mainly related to the Company's ESOP and other employee stock compensation plans and the opening of three new branch offices in May of this year.

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The Company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve banking offices in Montgomery (4), Saratoga (4), Fulton (1), Schenectady (1), and Albany (2) counties in the Capital Region of upstate New York.

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

                                                           Ambanc Holding Co., Inc.
                                                Selected Consolidated Financial Information
                                                                (unaudited)
                                                                                       September 30,        December 31,
                                                                                           1997                 1996
                                                                                  -------------------  -------------------
                                                                                             (In Thousands)
Selected Consolidated Financial Condition Data:

Total assets                                                                               $529,309             $472,421
Securities available for sale, at fair value                                                210,562              200,539
Loans receivable, net of unamortized fees                                                   280,546              251,532
Allowance for loan losses                                                                     4,147                3,438
Deposits                                                                                    330,658              298,082
Total borrowings                                                                            103,950              108,780
Total equity                                                                                 60,204               61,518
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


                                                               For the Three Months                      For the Nine Months
                                                                Ended September 30,                      Ended September 30,
                                                             1997                  1996                 1997               1996
                                                    --------------------  -------------------  -------------------  ---------------
                                                                                   (In Thousands)
Selected Consolidated Operations Data:

Total interest income                                           $8,827               $8,825              $26,275          $23,302
Total interest expense                                           4,946                4,594               14,366           11,537
                                                   --------------------  -------------------  -------------------  ---------------
Net interest income                                              3,881                4,231               11,909           11,765
Provision for loan losses                                          225                  549                  863            2,610
                                                   --------------------  -------------------  -------------------  ---------------
Net interest income after
  provision for loan losses                                      3,656                3,682               11,046            9,155
Fees and service charges                                           204                  200                  580              549
Net gain (loss) on sales of
  AFS securities                                                   328                    9                  505              (89)
Other non-interest income                                           46                   57                  196              170
                                                   --------------------  -------------------  -------------------  ---------------
Total non-interest income                                          578                  266                1,281              630
Total non-interest expense                                       3,046                3,051                9,174            8,621
                                                   --------------------  -------------------  -------------------  ---------------
Income  before taxes                                             1,188                  898                3,153            1,164
Income tax provision                                               452                  325                1,193              396
                                                   --------------------  -------------------  -------------------  ---------------
Net income                                                        $736                 $573               $1,961             $768
                                                   ====================  ===================  ===================  ===============
Net income per common share outstanding                          $0.19                $0.12                $0.49            $0.16
                                                   ====================  ===================  ===================  ===============

Weighted average number of shares
  issued and outstanding                                     3,897,275            4,662,564            3,977,302        4,883,859
                                                   ====================  ===================  ===================  ===============
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                                                                     For the Three Months                     For the Nine Months
                                                                      Ended September 30,                      Ended September 30,
                                                                    1997                 1996                 1997          1996
                                                                 ----------          ----------            ----------     ----------
                                                                                    (unaudited)

Performance Ratios:

Return on average assets                                             0.61                 0.47                 0.54             0.23
Return on average equity                                             4.84                 3.20                 4.27             1.38
Interest rate spread                                                 2.51                 2.67                 2.62             2.81
Net interest margin                                                  3.28                 3.57                 3.41             3.76
Efficiency ratio                                                    72.57                54.10                70.03            61.80
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities                                                      118.33               123.08               119.26           125.74
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                                                                                   September 30,      December 31,
                                                                                       1997                 1996
                                                                                  ---------------    ---------------

Asset Quality Ratios:

Non-performing assets to total assets
  at end of period                                                                        0.73                 1.18
Non-performing loans to total loans                                                       1.29                 1.94
Allowance for loan losses to
  non-performing loans                                                                  114.78                70.47
Allowance for loan losses to loans
  receivable                                                                              1.49                 1.37

Capital Ratios:

Equity to total assets at end of period                                                  11.37                13.02
Average equity to average assets                                                         12.63                15.95
Book value per share  (1):
  Equity net of after-tax effect from
  unrealized (losses) on securities
  available for sale                                                                    $13.98               $14.01

  Equity before after-tax effect from
  unrealized (losses) on securities
  available for sale                                                                    $14.03               $14.02

Other Data:
Number of full-service offices                                                           12                    9

(1) Calculation considers ESOP and MRP shares as outstanding

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